Exhibit 10.1

Amendment No. 5 to Amended and Restated Reseller Agreement

Dell, Inc., for itself and its Subsidiaries other than SecureWorks, Inc., (“Reseller”) and SecureWorks, Inc., for itself and its Subsidiaries (“Spyglass”) hereby enter into this Amendment No. 5 (“Amendment”) as of the date of last signature below (“Amendment Effective Date”) for the purpose of amending the Amended and Restated Reseller Agreement, dated as of October 28, 2015, and those amendments, addenda or riders thereto dated prior to the Amendment Effective Date (collectively the “Reseller Agreement”).

WHEREAS, Dell Marketing LP, a Texas limited partnership, on behalf of Reseller and its direct and indirect subsidiaries (other than Spyglass) (collectively, “Dell”), Spyglass, and CrowdStrike, Inc., a Delaware corporation (“CS”) are parties to an agreement (including any amendments, addenda or riders, the “Tri-Party Agreement”) pursuant to which Dell may sell certain products and services of Spyglass and/or CS (the “Solutions”) to Clients.

WHERAS, the parties entered into Amendment No. 1 to the Reseller Agreement as of January 23, 2019 (“Amendment No. 1”), and Amendment No.2 to the Reseller Agreement as of May 21, 2019 (“Amendment No. 2) in order to clarify the understandings under the Reseller Agreement with respect to sales of Solutions under the Tri-Party Agreement, and

WHEREAS, the parties entered into Amendment No. 3 to the Reseller Agreement as of June 13, 2019, and

WHEREAS, the parties entered into Amendment No. 4 to the Reseller Agreement as of July 30, 2019, and

WHEREAS, the parties wish to enter this Amendment No. 5 to make certain amendments to Amendment No. 1.

WHEREAS, the terms and conditions of this Amendment only apply to transactions under the Reseller Agreement involving sales of Solutions to Clients.

NOW, THEREFORE, in consideration of the promises and obligations contained herein, the parties agree as follows:
RELATIONSHIP TO RESELLER AGREEMENT. This Amendment hereby incorporates by reference and amends the above-referenced Reseller Agreement. The Reseller Agreement shall remain in effect and unchanged except to the extent provided in this Amendment. In case of any conflict between this Amendment and the Reseller Agreement, the provisions of this Amendment shall control with regard to the subject matter set forth herein.

1.	INCORPORATED DEFINITIONS. Unless specifically stated otherwise in this Amendment, all terms defined in the Reseller Agreement shall have the same meaning when used in this Amendment.

2.	CHANGES TO AMENDMENT NO. 1: The parties agree to add the following provision as Section 2.l. of Amendment No. 1:

“Unless otherwise agreed by the Parties in writing, Spyglass’s obligation to repay Dell any royalties or other payments for Client returns and/or credits issued associated with Solutions sold under the Tri-Party Agreement is limited to 1) returns by the Client prior to accepting the End User Terms (as defined in the Tri-Party Agreement), 2) as permitted under law applicable to the Client or 3) returns within thirty (30) days’ of an Client’s purchase of a Solution.”

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed on the respective dates indicated below.

Dell, Inc.(“Reseller”)	SecureWorks, Inc. (“Spyglass”)
By: /s/ Kyle Beam	By: /s/ R. Wayne Jackson
Name: Kyle Beam	Name: R. Wayne Jackson
Title: Sr. Manager	Title: CFO
Date: October 1, 2019	Date: October 1, 2019